Exhibit 99.01

Glu Mobile Reports Second Quarter 2009 Financial Results

Achieves Positive Cash Flow From Operations

SAN MATEO, Calif.--(BUSINESS WIRE)--August 4, 2009--Glu Mobile Inc. (NASDAQ: GLUU), a leading global publisher of mobile games, today announced financial results for its second quarter ended June 30, 2009.

For the quarter ended June 30, 2009, Glu reported revenues of $19.9 million compared to $23.7 million in the second quarter of 2008. GAAP loss from operations and net loss were $(2.5) million and $(1.5) million, respectively, compared to GAAP loss from operations and net loss of $(6.3) million and $(6.6) million, respectively, in the second quarter of 2008. GAAP loss per basic share was $(0.05) for the quarter ended June 30, 2009, compared with a GAAP loss per basic share of $(0.23) in the same period last year. GAAP net loss for the second quarter of 2009 included $589,000 of royalty impairments and a $513,000 restructuring charge.

For the quarter ended June 30, 2009, non-GAAP income from operations, which excludes stock-based compensation expense, amortization of intangibles arising from business combinations, transitional expenses, restructuring charges and MIG earnout expenses, was $0.5 million, an increase from $0.4 million in the same period last year. Non-GAAP net income was $662,000 for the quarter ended June 30, 2009, an increase from non-GAAP net income of $339,000 in the same period last year. Non-GAAP basic income per share was $0.02 for the quarter ended June 30, 2009, an increase from non-GAAP basic income per share of $0.01 in the same period last year.

The company achieved positive cash flow from operations one quarter sooner than its previously announced expectations, generating $1.1 million in cash from operations during the second quarter of 2009.

“We were pleased with the company’s ability to achieve positive cash flow from operations ahead of schedule and exceed our expectations during the second quarter,” said Greg Ballard, Chief Executive Officer of Glu. “Our traditional carrier business continues to stabilize, which is allowing the company to invest in new platforms as evidenced by our launch of seven titles for the iPhone during the second quarter.”

Ballard concluded, “While the overall revenue contribution from new platforms remains small at this point, we will continue to invest in growth initiatives and believe that Glu remains well positioned to benefit from the growth of the mobile gaming market opportunity from a long-term perspective.”

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The company ended the quarter with a cash and cash equivalents balance of $12.8 million, and had $4.5 million outstanding on its line of credit. As of July 1, 2009, the company had successfully fulfilled its fiscal 2009 obligations with respect to the promissory notes issued to the former shareholders of MIG.

“Our ability to achieve positive cash flow from operations during the second quarter highlights the company’s ability to control expenses while continuing to invest in the business,” said Eric R. Ludwig, Glu’s chief financial officer. “We remain committed to generating positive cash flow from operations in each of the third and fourth quarters of 2009 and being cash flow positive from operations for the full fiscal year.”

Business Outlook

The following forward-looking statements reflect expectations as of August 4, 2009. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment; consumer demand for mobile handsets, including the next-generation platforms; carriers' and distributors' marketing to consumers, including premium deck placement; continued uncertainty in the global economic environment; carriers' and other distributors’ maintaining their networks and provisioning systems to enable consumer purchases; development delays on Glu's products; competition in the industry; changes in foreign exchange rates; Glu's effective tax rate and other factors detailed in this release and in Glu's SEC filings.

Third Quarter Expectations – Quarter Ending September 30, 2009:

  GAAP revenue is expected to be between $18.75 million and $19.0 million
  GAAP net loss is expected to be between $(3.6) million and $(3.8) million, or a net loss of between $(0.12) and $(0.13) per basic share
  Non-GAAP operating loss is expected to be between $(0.1) million and ($0.3) million. Non-GAAP net loss is expected to be between $(0.8) million and $(1.0) million, or a net loss of $(0.03) per basic share, which excludes $1.5 million for amortization of intangibles, approximately $0.7 million of anticipated stock-based compensation expense and approximately $0.6 million of restructuring charges
  Our income tax expense in the third quarter of 2009 is expected to be approximately $0.4 million
  Weighted average common shares outstanding for the third quarter of 2009 are expected to be approximately 29.8 million basic and 31.0 million diluted

Full Year Expectations - Year Ending December 31, 2009:

  GAAP revenue is expected to be approximately $79.1 to $80.0 million
  GAAP net loss is expected to be between $(11.8) million and $(13.8) million, or a loss of between $(0.40) to $(0.46) per basic share
  Non-GAAP operating income is expected to be between $2.0 million and $4.0 million. Non-GAAP net income/(loss) is expected to be between a net loss of $(1.6) million and net income of $0.4 million, or between a net loss of $(0.05) per basic share and net income of $0.01 per diluted share, which excludes $7.3 million for amortization of intangibles, approximately $3.9 million of anticipated stock-based compensation and the non-equity component of the MIG earnout, approximately $1.2 million of restructuring charges and $0.3 million related to un-hedged foreign exchange gains expected primarily on the revaluation of assets and liabilities
  Our income tax expense for the full year is expected to be approximately $2.4 million
  Weighted average common shares outstanding for the year ending December 31, 2009 are expected to be approximately 29.7 million basic and 30.5 million diluted

Quarterly Conference Call

Glu will discuss its quarterly results via teleconference today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Please dial (888) 803-5681, or if outside the U.S., (706) 643-8823, with conference ID # 18205259, to access the conference call at least five minutes prior to the 1:30 p.m. Pacific Time start time. A live webcast and replay of the call will also be available at http://www.glu.com/corp/Pages/investors.aspx under the Investor Calendar and Webcasts menu. An audio replay will be available between 2:30 p.m. Pacific Time, August 4, 2009, and 8:59 p.m. Pacific Time, August 12, 2009, by calling (800) 642-1687, or (706) 645-9291, with conference ID # 18205259.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial statements presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated non-GAAP operating income/(loss), non-GAAP net income/(loss) and non-GAAP basic and diluted net income/(loss) per share. These non-GAAP financial measures exclude the following items from Glu's unaudited consolidated statements of operations:

  Acquired in-process research and development
  Amortization of intangible assets
  Stock-based compensation expense
  Gain/impairment of auction-rate securities
  Restructuring charges
  MIG earnout expenses
  Transitional expenses
  Foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities

Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our "Business Outlook" ("Third Quarter Expectations – Quarter Ending September 30, 2009" and "Full Year Expectations - Year Ending December 31, 2009"); our expectations regarding the continued stabilization of our carrier business and the company’s continuing investment in new platforms; our belief that we remain well positioned to benefit from the growth of the mobile gaming market from a long-term perspective; our belief in the company’s ability to control expenses while continuing to invest in the business; and our belief that we can achieve positive cash flow from operations for each of the third and fourth quarters of 2009 and for the full fiscal year. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under "Business Outlook"; the risk that the mobile gaming market is not growing at the rate that we anticipate or that we will be unable to capitalize on any such growth; the risk that our expense control initiatives will be insufficient to enable us to achieve positive cash flow from operations for the full fiscal year; the risk that we may have insufficient working capital to effectively execute our business strategy, including exploiting next-generation platforms while continuing to address our traditional carrier-based business, and that, even if we do execute our business strategy, we may not derive the revenues that we expect; the risk that we may fall out of compliance with the financial and other covenants in our credit facility; the risk that we may lose a key intellectual property license or key carrier distribution agreement; the risk that growth of next-generation handsets and advanced networks does not grow as significantly as we anticipate; the risk that our development expenses for games for next-generation handsets are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated; the risk that changes in wireless carrier plans with their customers may adversely impact sales of our games; the risk that sales of our original intellectual property titles will not continue to favorably impact product mix; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that mobile games market is smaller than anticipated; the risk that Greg Ballard may elect to leave our company before we retain a suitable successor or that we are otherwise unable to effect a smooth transition of the CEO position; and other risks detailed under the caption "Risk Factors" in our Form 10-Q filed with the Securities and Exchange Commission on May 11, 2009 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/corp/Pages.investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu (NASDAQ: GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Glyder, Bonsai Blast, Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from partners including Activision, Atari, Harrah's, Hasbro, Konami, Microsoft, PlayFirst, PopCap Games, SEGA, Sony and Warner Bros. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in Brazil, Canada, Chile, China, England, France, Germany, Italy, Mexico, Poland, Russia and Spain. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the 'g' character logo or at www.glu.com.

GLU MOBILE, GLU, BONSAI BLAST, SUPER K.O. BOXING!, STRANDED, BRAIN GENIUS and the 'g' character logo are trademarks of Glu Mobile Inc.

In the financial tables below, Glu has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	June 30,	December 31,
	2009	2008

ASSETS
Cash and cash equivalents	$12,811	$19,166
Accounts receivable, net	16,910	19,826
Prepaid royalties	13,013	15,298
Prepaid expenses and other current assets	2,557	2,704
Total current assets	45,291	56,994

Property and equipment, net	4,014	4,861
Prepaid royalties	4,483	4,349
Other long-term assets	1,074	930
Intangible assets, net	16,014	20,320
Goodwill	4,603	4,622
Total assets	75,479	92,076

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$3,806	$6,569
Accrued liabilities	816	686
Accrued compensation	2,732	2,184
Accrued royalties	14,483	18,193
Accrued restructuring	962	1,000
Deferred revenues	562	727
Current portion of long-term debt	14,975	14,000
Total current liabilities	38,336	43,359
Other long-term liabilities	10,498	11,798
Long-term debt, less current portion	6,125	10,125
Total liabilities	54,959	65,282

Common stock	3	3
Additional paid-in capital	186,296	184,757
Deferred stock-based compensation	-	(11)
Accumulated other comprehensive income	641	1,170
Accumulated deficit	(166,420)	(159,125)
Stockholders' equity	20,520	26,794
Total liabilities and stockholders' equity	$75,479	$92,076

Glu Mobile Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

Revenues	$19,872	$23,704	$40,647	$44,296

Cost of revenues:
Royalties	5,667	5,633	11,480	11,123
Impairment of prepaid royalties and guarantees	589	-	589	-
Amortization of intangible assets	1,412	3,135	4,260	4,842
Total cost of revenues	7,668	8,768	16,329	15,965
Gross profit	12,204	14,936	24,318	28,331

Operating expenses:
Research and development	6,648	8,861	13,045	15,381
Sales and marketing	3,546	6,042	7,658	11,824
General and administrative	3,905	6,096	8,390	11,491
Amortization of intangible assets	51	69	102	137
Restructuring charge	513	86	513	161
Acquired in-process research and development	-	71	-	1,110
Total operating expenses	14,663	21,225	29,708	40,104

Loss from operations	(2,459)	(6,289)	(5,390)	(11,773)

Interest and other income/(expense), net:
Interest income	61	189	79	717
Interest expense	(365)	(11)	(729)	(21)
Other income/(expense), net	761	(277)	300	(183)
Interest and other income/(expense), net	457	(99)	(350)	513

Loss before income taxes	(2,002)	(6,388)	(5,740)	(11,260)
Income tax provision	464	(213)	(1,555)	(1,343)
Net loss	$(1,538)	$(6,601)	$(7,295)	$(12,603)

Net loss per share - basic and diluted	$(0.05)	$(0.23)	$(0.25)	$(0.43)

Weighted average common shares outstanding - basic and diluted	29,621	29,317	29,608	29,231

Stock-based compensation expense included in:
Research and development	$200	$174	$380	$250
Sales and marketing	159	1,303	$310	2,605
General and administrative	405	554	$838	1,148
Total stock-based compensation expense	$764	$2,031	$1,528	$4,003

Glu Mobile Inc.	Three Months Ended
GAAP to Non-GAAP Reconciliation	June 30, 2009
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	1,412	(1,412)		-
Total cost of revenues	7,668	(1,412)		6,256
Gross profit	12,204	1,412		13,616

Research and development	6,648	(200)	a	6,448
Sales and marketing	3,546	(378)	a	3,168
General and administrative	3,905	(405)	a	3,500
Amortization of intangible assets	51	(51)		-
Restructuring charge	513	(513)		-
Total operating expenses	14,663	(1,547)		13,116

Income/(loss) from operations	(2,459)	2,959		500

Interest and other income/(expense), net	457	(759)	b	(302)
Income/(loss) before income taxes	(2,002)	2,200		198

Net income/(loss)	(1,538)	2,200		662

Reconciliation of net income/(loss) and net income/(loss) per share:
Non-GAAP net income/(loss) per share - basic	$(0.05)			$0.02
Non-GAAP net income/(loss) loss per share - diluted	$(0.05)			$0.02
Shares used in computing basic net income/(loss) per share	29,621			29,621
Shares used in computing diluted net income/(loss) per share	29,621			29,808

a - Excluded amount represents stock-based compensation expense of $764 and MIG earnout expenses of $219
b - Excluded amount represents foreign currency exchange gains

Glu Mobile Inc.	Three Months Ended
GAAP to Non-GAAP Reconciliation	June 30, 2008
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	3,135	(3,135)		-
Total cost of revenues	8,768	(3,135)		5,633
Gross profit	14,936	3,135		18,071

Research and development	8,861	(352)	a	8,509
Sales and marketing	6,042	(1,937)	a	4,105
General and administrative	6,096	(994)	a	5,102
Amortization of intangible assets	69	(69)		-
Restructuring charge	86	(86)		-
Acquired in-process research and development	71	(71)		-
Total operating expenses	21,225	(3,509)		17,716

Income/(loss) from operations	(6,289)	6,644		355

Interest and other income, net	(99)	301	b	202
Income/(loss) before income taxes	(6,388)	6,945		557

Net income/(loss)	(6,601)	6,945		334

Reconciliation of net income/(loss) and net income/(loss) per share:
Non-GAAP net income/(loss) per share - basic	$(0.23)			$0.01
Non-GAAP net income/(loss) loss per share - diluted	$(0.23)			$0.01
Shares used in computing basic net income/(loss) per share	29,317			29,317
Shares used in computing diluted net income/(loss) per share	29,317			29,873

a - Excluded amount represents stock-based compensation expense of $2,031, Superscape and MIG transitional expenses of $631 and MIG earnout expense of $622
b - Excluded amount represents impairment of auction-rate securities of $235 and foreign currency exchange losses of $66

Glu Mobile Inc.	Six Months Ended
GAAP to Non-GAAP Reconciliation	June 30, 2009
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	4,260	(4,260)		-
Total cost of revenues	16,329	(4,260)		12,069
Gross profit	24,318	4,260		28,578

Research and development	13,045	(380)	a	12,665
Sales and marketing	7,658	(1,185)	a	6,473
General and administrative	8,390	(838)	a	7,552
Amortization of intangible assets	102	(102)		-
Restructuring charge	513	(513)		-
Total operating expenses	29,708	(3,018)		26,690

Income/(loss) from operations	(5,390)	7,278		1,888

Interest and other income/(expense), net	(350)	(298)	b	(648)
Income/(loss) before income taxes	(5,740)	6,980		1,240

Net loss	(7,295)	6,980		(315)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share - basic	$(0.25)			$(0.01)
Non-GAAP net loss per share - diluted	$(0.25)			$(0.01)
Shares used in computing basic net loss per share	29,608			29,608
Shares used in computing diluted net loss per share	29,608			29,608

a - Excluded amount represents stock-based compensation expense of $1,528 and MIG earnout expense of $875
b - Excluded amount represents foreign currency exchange gains

Glu Mobile Inc.	Six Months Ended
GAAP to Non-GAAP Reconciliation	June 30, 2008
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	4,842	(4,842)		-
Total cost of revenues	15,965	(4,842)		11,123
Gross profit	28,331	4,842		33,173

Research and development	15,381	(479)	a	14,902
Sales and marketing	11,824	(3,896)	a	7,928
General and administrative	11,491	(1,743)	a	9,748
Amortization of intangible assets	137	(137)		-
Restructuring charge	161	(161)		-
Acquired in-process research and development	1,110	(1,110)		-
Total operating expenses	40,104	(7,526)		32,578

Income/(loss) from operations	(11,773)	12,368		595

Interest and other income, net	513	218	b	731
Income/(loss) before income taxes	(11,260)	12,586		1,326

Net loss	(12,603)	12,586		(17)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share - basic	$(0.43)			$(0.00)
Non-GAAP net loss per share - diluted	$(0.43)			$(0.00)
Shares used in computing basic net loss per share	29,231			29,231
Shares used in computing diluted net loss per share	29,231			29,231

a - Excluded amount represents stock-based compensation expense of $4,003, Superscape and MIG transitional expenses of $872 and MIG earnout expense of $1,243
b - Excluded amount represents impairment of auction-rate securities of $470 and foreign currency exchange losses of $252

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Acquired In-Process Research and Development. Glu recorded charges for acquired in-process research and development (“IPR&D”), included in its GAAP presentation of operating expenses, in connection with its acquisition of Superscape. These amounts were expensed on the acquisition date as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that the acquisition of businesses, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D is non-recurring and generally unpredictable. Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes acquired IPR&D.

Amortization of Intangible Assets. When analyzing the operating performance of an acquired entity, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Glu generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Glu generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Stock-Based Compensation Expense. Glu adopted SFAS 123R, "Share-Based Payment" beginning in its fiscal year ended December 31, 2006. When evaluating the performance of its consolidated results, Glu does not consider stock-based compensation charges. Likewise, Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business. In addition, given Glu's adoption of SFAS 123R beginning with its fiscal year ended December 31, 2006, Glu believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.

Gain/Impairment of Auction-Rate Securities. Glu recorded impairment charges related to its auction-rate securities (“ARS”) that were deemed to have an other-than-temporary decrease in fair value based on third-party valuation models and other indicative factors. The ARS previously held by the company were private placement securities with long-term nominal maturities for which the interest rates were reset through a Dutch auction each month. The monthly auctions historically provided a liquid market for these securities. The company's previous investments in ARS represented interests in collateralized debt obligations supported by pools of residential and commercial mortgages or credit cards, insurance securitizations and other structured credits, including corporate bonds. Upon full redemption of the ARS by the sponsoring broker, Glu reversed all previously recorded impairments.

Glu believes that the impairment/gain of these investments does not reflect the company’s ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these impairments.

Restructuring Charges. Glu undertook restructuring activities in 2008 to (1) relocate its operations in France from Nice to Paris and to terminate certain employees located in Glu's Hong Kong office and (2) terminate certain employees and exit a portion of the company’s corporate offices. The resulting restructuring charges principally consisted of costs associated with employee termination benefits, depreciation (a non-cash charge) and remaining lease payment obligations. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. In 2009, Glu recorded a non-cash restructuring charge due to a change in the sublease probability assumptions for the portion of the company’s corporate headquarters that were vacated in 2008. Glu believes that these restructuring charges do not reflect the company's ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

MIG Earnout Expenses. As part of the acquisition of MIG, Glu committed to pay additional consideration in the form of cash and stock to the MIG shareholders and bonus payments in the form of stock to two officers of MIG, who were also MIG shareholders. Glu initially recorded the estimated contingent consideration and bonuses earned by the two officers as stock-based and non-equity compensation over the two-year vesting period ending December 31, 2009, and has excluded from its non-GAAP financial measures the impact of the non-equity component of the additional consideration. In the quarter ended December 31, 2008, Glu restructured these payments into debt obligations that become due at various times through December 31, 2010. Glu believes that these earnout expenses affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Transitional Costs. Glu has incurred various costs related to the transition and integration of Superscape and MIG into Glu's operations. Glu recorded these non-recurring costs as operating expenses when they were incurred. Glu believes that these transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Foreign currency exchange gains and losses. Foreign currency exchange gains and losses represent the net gain or loss that Glu has recorded for the impact of currency exchange rate movements on cash and other assets and liabilities denominated in foreign currencies related to the revaluation of assets and liabilities. Accordingly, foreign currency exchange gains and losses are generally unpredictable and can cause Glu’s reported results to vary significantly. Due to the unusual magnitude of these losses in the quarter ended December 31, 2008 and the fact that Glu has not engaged in hedging or taken other actions to reduce the likelihood of incurring a sizeable net gain or loss in future periods, Glu began, with the quarter ended December 31, 2008, to present non-GAAP net loss and net loss per share excluding foreign exchange gains and losses for comparability purposes. Glu believes that these gains and losses do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these items, enabling investors to compare the company's core operating results in different periods without this variability. Foreign exchange gains/(losses) recognized during 2008 and 2009 were as follows (in thousands):

March 31, 2008	$318
June 30, 2008	(66)
September 30, 2008	(1,301)
December 31, 2008	(1,984)
FY2008	$(3,033)

March 31, 2009	$(461)
June 30, 2009	759
FY2009 (YTD)	$298

CONTACT:
Media:
Dig Communications
Michaela Wilkinson, 415-233-4075
Mobile: 415-608-1778
mwilkinson@digcommunications.com
or
Investor Relations:
ICR
Seth Potter, 646-277-1230
ir@glu.com